EXHIBIT 99.1
Contact:
Ed Dickinson
Chief Financial Officer, 636.916.2150

FOR IMMEDIATE RELEASE

LMI Aerospace to Acquire Valent Aerostructures

ST. LOUIS, December 6, 2012 -- LMI Aerospace, Inc. (Nasdaq:LMIA), a leading supplier of structural assemblies, kits and components and provider of design engineering services to the aerospace and defense industries, announced today that it has agreed to acquire Valent Aerostructures, LLC (“Valent”) for approximately $237 million, plus approximately $9.7 million of certain retained obligations.

Headquartered in Kansas City, Missouri, Valent is a leading provider of complex, structural components, major sub-assemblies and machined parts for OEM and Tier 1 airframe manufacturers in the aerospace and defense industries.  The company is well-positioned, providing significant content for several major commercial, business jet and military platforms, including the Boeing 737, 747-8, 777, 787, V-22 and Gulfstream G650.  Like LMI, Valent has established a reputation as a highly regarded supplier, evidenced by recent awards.  The Boeing Company has previously awarded Supplier of the Year to both companies.  In 2011, Valent won a Spirit AeroSystems Platinum Supplier Award and Aviation Partners Boeing awarded Supplier of the Year to LMI.

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Assuming the transaction closes in 2012, LMI is expected to generate over $480 million of revenues based on projected 2013 results of the combined entities.  The increased scale, complementary product offerings and enhanced project management capabilities of the consolidated company are expected to drive further growth from existing platforms as well as launch differentiated solutions for key aerospace platforms.  The combined companies are expected to deliver significant benefits to customers, employees and shareholders through more diversified product and services offerings, deeper customer relationships and greater leverage of its extensive manufacturing and supply chain network.

"The acquisition of Valent is transformational for LMI and represents a major step in fulfilling LMI’s strategic objectives,” said Ronald S. Saks, Chief Executive Officer of LMI.  “Valent provides additional capabilities, which should position LMI for long-term growth and success in what we believe will be a robust aerospace cycle.  Another important benefit of this combination is increased content on key platforms. Spirit AeroSystems is Valent’s largest customer providing over 50 percent of Valent’s sales in 2012.  The Boeing 737 platform represents most of these sales.   As a result, over 47 percent of Valent’s projected 2013 revenue is expected to be derived from work on the highly desirable Boeing 737 platform.  When combined with the Boeing 737 products currently built by LMI, the annual shipset value of the Boeing 737 model is expected to be approximately $240 thousand  in 2012. In addition, we believe Valent’s assembly and machining capabilities will allow LMI to compete for larger and more complex design build projects.

“Valent has earned its reputation as a value-added partner to its well-known customers through its unwavering commitment to state-of-the-art, complex assembly capabilities, integrated program management, high standards of quality, on-time deliveries and proactive customer service.  Valent’s capabilities, technology and people are an excellent fit with LMI’s core strategy and we believe they will enable LMI to provide a full range of integrated solutions to our combined customer base.  LMI and Valent share many common operating principles, including frequent collaboration between individual and specialized facilities to optimally produce assemblies for its customers.  We are also excited to be adding Valent’s experienced management team to LMI’s Aerostructures division,” Saks said.

In connection with the acquisition, LMI plans to change its organizational strategy by placing greater responsibility and leadership in the Aerostructures segment.  Charlie and Henry Newell, Valent’s current co-Chief Executive Officers, will assume the newly created positions of Co-Presidents of the LMI Aerostructures Segment.  The senior leadership team of the combined business will be located in both St. Charles and Kansas City.

“None of this could be possible without the dedication and continuing effort from all our Associates, to whom we are very grateful,” said Charlie Newell, Valent’s co-Chief Executive Officer.  “We also sincerely appreciate our customers supporting our vision of machining, processing and assembling major aircraft assemblies as their trusted and aligned partner.  Everyone at Valent is looking forward to working with LMI and benefiting from their additional capabilities.  This is a great fit for our company.”

The transaction, unanimously approved by LMI's Board of Directors, is subject to various closing conditions, including regulatory approvals, and is expected to be completed by December 31, 2012.  The purchase consideration payable to Valent’s equity holders at closing would be approximately $237 million, less retained indebtedness of approximately $12.6 million and would include $15 million of LMI stock.  The aggregate consideration of approximately $246.7 million with respect to the transaction, which includes the retained obligations of $9.7 million and retained indebtedness of $12.6 million, represents approximately 8.6 times projected 2013 EBITDA, pre-synergies, after adjusting for the estimated $35 million of tax benefits created by LMI’s acquisition of Valent.  The purchase agreement also includes a potential earnout of up to $40 million in the event Valent surpasses certain EBITDA thresholds in 2013.

LMI has entered into a commitment letter with RBC Capital Markets to provide $300 million of new senior secured credit facilities to finance the Valent acquisition, refinance existing debt and fund working capital requirements.  The new senior credit facilities would replace LMI's existing senior credit facility.  LMI expects slight dilution in 2013 EPS as a result of the acquisition, but anticipates the Valent acquisition to be highly accretive to EPS in 2014.

Advisors to LMI on the transaction are:  RBC Capital Markets, exclusive financial advisor; Polsinelli Shughart PC, legal advisor; and AeroAdvisory, LLC, strategic deal planning and due diligence advisor.  Advisors to Valent are:  Wells Fargo Securities, financial advisor and SNR Denton, legal advisor.

Assuming a closing by December 31, 2012, LMI plans to provide updated guidance for 2013 reflecting the Valent acquisition in conjunction with the release of LMI’s 2012 annual financial results.

LMI will hold a conference call to discuss the proposed transaction today, December 6, 2012, at 11:00 a.m. Eastern Time.  The dial-in number for the conference call is (866) 307-3343.  The call will be webcast and can be accessed on the investor relations section of LMI’s website, http://www.lmiaerospace.com.  After the conference call, a webcast replay will remain available on the investor relations section of LMI’s website for 30 days.

LMI Aerospace, Inc. is a leading provider of design engineering services and supplier of structural assemblies, kits and components to the aerospace and defense markets.  Through its Aerostructures segment, the company primarily fabricates, machines, finishes, integrates, assembles and kits formed close tolerance aluminum and specialty alloy and composite components and higher level assemblies for use by the aerospace, defense and technology industries.  It manufactures more than 30,000 products for integration into a variety of aircraft platforms manufactured by leading original equipment manufacturers and Tier 1 aerospace suppliers.  Through its Engineering Services segment, operated by its D3 Technologies, Inc. subsidiary, the company provides a complete range of design, engineering and program management services, supporting aircraft product lifecycles from conceptual design, analysis and certification through production support, fleet support and service life extensions via a complete turnkey engineering solution.

This news release includes forward-looking statements related to the proposed transaction between LMI Aerospace, Inc. and Valent Aerostructures, LLC, pursuant to a Membership Interest Purchase Agreement and related debt transactions.  The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” and similar expressions are intended to identify forward-looking statements.  In addition, all statements that address operating performance, events or developments with respect to the combined company that we expect or anticipate will occur in the future – including, without limitation, statements relating to growth and statements about future operating results – are forward-looking statements.  Our forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation, risks related to the ability of the parties to complete the proposed transaction in a timely matter or at all; our ability to integrate and achieve our intended objectives with respect to Valent; the proposed transaction resulting in unexpected costs or liabilities, the ability of the parties to complete the proposed debt transaction on the terms anticipated or at all, our ability to comply with our new debt covenants, and the increased leverage that will result from the proposed debt transaction.  Additional factors that might cause such differences (and could adversely impact our business and financial performance generally) include, but are not limited to, those discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other reports filed with the U.S. Securities and Exchange Commission, which are incorporated herein by reference.  You should understand that it is not possible to predict or identify all such factors.  Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.  Moreover, forward-looking statements are based on our current expectations and speak only as of the date when made, and we undertake no obligation to publicly update or revise any forward-looking statements except as required by law.  As a result of the foregoing, you should not place undue reliance on forward-looking statements.